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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
IDEC Pharmaceuticals Corporation:

        We consent to the use of our report dated January 29, 2003, with respect to the consolidated balance sheets of IDEC Pharmaceuticals Corporation as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the Registration Statement on Form S-4.

                      /s/ KPMG LLP

San Diego, California
August 28, 2003

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INDEPENDENT AUDITORS' CONSENT